UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 13, 2004

MIDAS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	01-13409	36-4180556
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 Arlington Heights Road

Itasca, Illinois 60143

(Address of Principal Executive Offices, including Zip Code)

(630) 438-3000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01. Entry into a Material Definitive Agreement.

On December 13, 2004, at a meeting of the Compensation Committee (the “Committee”) of the Board of Directors of Midas, Inc. (the “Company”), the Committee approved the terms of the 2005 Annual Incentive Compensation Plan (the “Plan”) for the Company’s executive officers and key employees, excluding its President and Chief Executive Officer. The Plan is intended to provide incentives to the Plan participants in the form of cash bonus payments for achieving certain specified performance goals.

The bonus target levels under the Plan range between 15% and 50% (or such greater percentage as may result from the “2 for 1” enhancement feature described below) of the applicable participant’s annual base salary, depending upon the participant’s salary grade within the Company. The bonus target level under the Plan for the Company’s Senior Vice Presidents is 50%, and the bonus target level under the Plan for the Company’s Vice Presidents is 35% (again, subject to the “2 for 1” enhancement feature described below). The Plan is comprised of two components – a Total Company Objectives component (the “Company Component”), which represents 70% of the Plan’s potential bonus payout, and an Individual Objectives component (the “Individual Component”), which represents 30% of the Plan’s potential bonus payout.

Bonus awards pursuant to the Company Component are based upon the Company’s achievement of certain established financial metrics relating to operating income (the “Financial Target”). In addition, the Company Component contains a “2 for 1” enhancement feature whereby, for each 1% over the Financial Target achieved by the Company, an additional 2% is added to the target bonus award under the Company Component, up to a maximum of 150%. Similarly, for each 1% that the Company falls short of the Financial Target, the target bonus award under the Company Component is reduced by 2%. The Plan specifically provides that no bonus awards are to be paid pursuant to the Company Component unless the Company achieves at least 80% of the Financial Target (the “Financial Target Threshold”).

Bonus awards pursuant to the Individual Component are based upon a Plan participant’s achievement of specific individual objectives. Individual objectives are established by mutual agreement of the participant and his or her direct supervisor within the Company, and must align with, and otherwise support and/or advance, the Company’s overall business strategy. Bonus awards pursuant to the Individual Component are not contingent upon the Company’s achievement of the Financial Target or any other financial metrics.

The Committee oversees the Plan. All bonus awards made pursuant to the Plan are subject to the Committee’s approval. In addition, the Committee has sole authority to determine whether the Financial Target Threshold has been achieved by the Company and, if so, the applicable target bonus award percentage under the Company Component resulting from the “2 for 1” enhancement feature described above. The Plan also provides the Committee with discretion to include or exclude extraordinary items in determining the level of achievement of the Financial Target.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDAS, INC.

/s/ William M. Guzik.
By:	William M. Guzik
Its:	Chief Financial Officer

Date: February 23, 2005

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